                                                                    EXHIBIT 10.3



--------------------------------------------------------------------------------




                            THE PETROLEUM PLACE, INC.

             THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT



                                  March 2, 2000

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                               PAGE

1.       GENERAL..................................................................1

         1.1      Definitions.....................................................1

         1.2      Amendment and Restatement of Prior Agreement....................3

2.       RESTRICTIONS ON TRANSFER.................................................3

         2.1      Restrictions on Transfer........................................3

         2.2      "Market Stand Off" Agreement....................................4

         2.3      Co-Sale Right...................................................5

         2.4      Transfers Exempt from Co-Sale Right.............................6

         2.5      Prohibited Transfers............................................7

         2.6      Assignment of Co-Sale Rights....................................8

         2.7      Termination of Co-Sale Rights...................................8

3.       REGISTRATION.............................................................8

         3.1      Demand Registration.............................................8

         3.2      Piggyback Registrations........................................10

         3.3      Form S-3 Registration..........................................10

         3.4      Registration Expenses..........................................11

         3.5      Obligations of the Company.....................................12

         3.6      Termination of Registration Rights.............................12

         3.7      Furnish Information............................................13

         3.8      Delay of Registration..........................................13

         3.9      Assignment of Registration Rights..............................13

         3.10     Amendment or Waiver of Registration Rights.....................13

         3.11     Indemnification................................................14

         3.12     Rule 144 Reporting.............................................16

4.       COVENANTS OF THE COMPANY................................................16

         4.1      Basic Financial Information and Reporting......................16

         4.2      Inspection Rights..............................................17

         4.3      Confidentiality of Records.....................................17

         4.4      Reservation of Common Stock....................................17

                                       i.

                                TABLE OF CONTENTS
                                  (CONTINUED)


                                                                               PAGE
         4.5      SEC Compliance................................................17

         4.6      Proprietary Information and Inventions Agreement..............17

         4.7      Directors' Liability and Indemnification......................18

         4.8      Advisory Board................................................18

         4.9      Indemnification and Advancement...............................18

         4.10     Assignment of Company's Rights................................19

         4.11     Option Vesting................................................19

         4.12     Redemption....................................................19

         4.13     Termination of Covenants......................................19

5.       PREEMPTIVE RIGHTS......................................................19

         5.1      Subsequent Offerings..........................................19

         5.2      Exercise of Rights............................................19

         5.3      Issuance of Equity Securities to Other Investors..............20

         5.4      Termination of Preemptive Rights..............................20

         5.5      Transfer of Preemptive Rights.................................20

         5.6      Excluded Securities...........................................20

6.       VOTING.................................................................21

         6.1      Voting. ......................................................21

         6.2      Election of Directors.........................................21

         6.3      Board of Directors of Subsidiaries............................22

         6.4      Termination of Voting Provisions..............................22

7.       MISCELLANEOUS..........................................................22

         7.1      Governing Law.................................................22

         7.2      Successors and Assigns........................................22

         7.3      Severability..................................................22

         7.4      Amendment and Waiver..........................................22

         7.5      Notices, Etc..................................................23

         7.6      Attorneys' Fees...............................................23

         7.7      Titles and Subtitles..........................................23

         7.8      Complete Agreement............................................23

         7.9      Counterparts..................................................23

         7.10     Survival......................................................23

         7.11     Delays or Omissions...........................................24

         7.12     Entire Agreement..............................................24

                                       ii.

                            THE PETROLEUM PLACE, INC.
                           THIRD AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

         This THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of the 2nd day of March, 2000, by and among THE PETROLEUM PLACE, INC. a Delaware corporation (the "COMPANY"), the holders of the Company's Series A Preferred Stock (the "SERIES A STOCK") set forth on Exhibit A hereto, the holders of the Company's Series B Preferred Stock (the "SERIES B STOCK") set forth on Exhibit A hereto, the holders of the Company's Series C Preferred Stock (the "SERIES C STOCK") set forth on Exhibit A hereto and for the purpose of Section 2 and 6 below, Gary R. Vickers (the "FOUNDER"). The holders of the Series A Stock, the holders of the Series B Stock and the holders of the Series C Stock collectively shall be referred to hereinafter as the "INVESTORS" and each individually as an "INVESTOR."

         WHEREAS, the Company has granted registration rights, information rights and certain other rights pursuant to that certain Second Amended and Restated Investors' Rights Agreement, dated as of December 30, 1999 (the "PRIOR AGREEMENT");

         WHEREAS, the Company proposes to sell and issue shares of its Series C Stock pursuant to the Series C Preferred Stock Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT"); and

         WHEREAS, as a condition of entering into the Purchase Agreement, the prospective purchasers have requested that the Company extend to them registration rights, information rights and other rights as set forth below, and the Company and the parties to the Prior Agreement are willing to amend the rights given to them pursuant to the Prior Agreement by replacing such rights in their entirety with the rights set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and the Purchase Agreement, the parties mutually agree as follows:

1.       GENERAL

         1.1      DEFINITIONS.

                  (a) "COMMON STOCK" shall mean the common stock, $.001 par value per share, of the Company.

                  (b) "EQUITY SECURITIES" shall mean (i) any Common Stock or Preferred Stock, (ii) any security convertible into any Common Stock or Preferred Stock (including any option to purchase such a convertible security),
(iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock or Preferred Stock or (iv) any such warrant or right.

                  (c) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  (d) "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  (e) "HOLDER" means any Investor owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 3.9 hereof.

                  (f) "INITIAL OFFERING" shall mean the Company's first firm commitment underwritten public offering of its securities registered under the Securities Act.

                  (g) "PREFERRED STOCK" shall mean the preferred stock, $.001 par value per share, of the Company.

                  (h) The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

                  (i) The term "REGISTRABLE SECURITIES" shall mean (a) Common Stock of the Company issued or issuable upon conversion of the Shares, (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the securities referred to in clause (a) above and (c) any Common Stock acquired by the Investor subsequent to the date hereof. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 3 of this Agreement with respect to such registration rights are not assigned.

                  (j) "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (i) are then issued and outstanding or (ii) are issuable pursuant to then exercisable or convertible securities.

                  (k) "RULE 144" shall mean Rule 144 of the rules and regulations promulgated under the Securities Act.

                  (l) "SEC" means the Securities and Exchange Commission.

                  (m) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  (n) "SENIOR HOLDER" means any Investor owning of record Senior Registrable Securities that have not been sold to the public or any assignee of record of such Senior Registrable Securities in accordance with Section 3.9 hereof.

                  (o) The term "SENIOR REGISTRABLE SECURITIES" shall mean (a) Common Stock of the Company issued or issuable upon conversion of the Series A Stock and Series C Stock and


                                       2.

(b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the securities referred to in clause (a) above. Notwithstanding the foregoing, Senior Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under
Section 3 of this Agreement with respect to such registration rights are not assigned.

                  (p) "SENIOR REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Senior Registrable Securities and either (i) are then issued and outstanding or (ii) are issuable pursuant to then exercisable or convertible securities.

                  (q) "SHARES" shall mean the Company's Series A Stock, Series B Stock and Series C Stock held by the Investors listed on Exhibit A hereto and their permitted assigns.

         1.2 AMENDMENT AND RESTATEMENT OF PRIOR AGREEMENT. The undersigned parties who constitute the requisite parties necessary to amend the Prior Agreement hereby agree that, effective upon the date hereof, the Prior Agreement is null and void and superseded by the rights and obligations set forth in this Agreement, and any application of preemptive rights (including any notice requirements) set forth in Section 5 of the Prior Agreement as to the issuance of the Company's Series C Stock is waived by the undersigned Investors on behalf of each and every Investor.

2.       RESTRICTIONS ON TRANSFER

         2.1      RESTRICTIONS ON TRANSFER.

                  (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 2.1 unless and until:

                           (i) There is then in effect a registration statement
under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (ii) (A) Such Holder shall have complied with the
provision of this Section 2 regarding Co-Sale Rights, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                           (iii) Notwithstanding the provisions of paragraphs
(i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to any or all of its partners or former partners, (B) a corporation to its


                                       3.

stockholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their membership interests, (D) by a trust to its beneficiaries in accordance with their interests in the trust or (E) to the Holder's family member or trust for the benefit of an individual Holder; provided, that the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

                  (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

         First Legend:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

         Second Legend:

         THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH THE THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT, DATED MARCH 2, 2000, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE ISSUER.

                  (c) The Company shall reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend or if the sale of Shares or Registrable Securities occurred pursuant to Section 2.1(a)(ii) and the Company did not require an opinion of counsel, also if the securities proposed to be disposed are saleable under Rule 144(k) of the Securities Act the Company shall promptly remove the First Legend stated above in Section 2.2(b) upon the request of a Holder.

                  (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

         2.2 "MARKET STAND OFF" AGREEMENT. Each Holder hereby agrees that during the one hundred eighty (180) day period following the effective date of a registration statement of the


                                       4.

Company filed under the Securities Act pertaining to the Initial Offering, it shall not, to the extent requested by the Company and the managing underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock of the Company held by it at any time during such period except Common Stock included in such registration or Common Stock purchased in the Initial Offering or otherwise in the public market; provided, that all officers and directors of the Company enter into similar agreements.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such one hundred eighty (180) day period.

         2.3      CO-SALE RIGHT.

                  (a) If an Investor or the Founder proposes to sell or transfer any of his Equity Securities (a "SELLING HOLDER") then the Selling Holder shall, after compliance with any right of first refusal contained in the Company's Bylaws, promptly give written notice (the "NOTICE") simultaneously to the Company and to the Investors prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Equity Securities to be sold or transferred, the percentage such number of shares constitutes with respect to the aggregate number of shares of Common Stock (on an as-if-converted to Common Stock basis) then held by such Selling Holder, the nature of such sale or transfer, the consideration to be paid and the name and address of each prospective purchaser or transferee. In the event that the sale or transfer is being made pursuant to the provisions of Sections 2.4(a), the Notice shall state under which provision the sale or transfer is being made.

                  (b) Each Investor shall have the right, exercisable upon written notice to such Selling Holder within ten (10) business days after the Notice, to participate in such sale of Equity Securities on the same terms and conditions. Such notice shall indicate the number of shares of Equity Securities (on an as-if-converted to Common Stock basis) such Investor wishes to sell under its right to participate. Subject to the provisions of subsection (c) below, to the extent one or more of the Investors exercises such right of participation in accordance with the terms and conditions set forth below, the number of Equity Securities that such Selling Holder may sell in the transaction shall be correspondingly reduced.

                  (c) Each electing Investor (a "PARTICIPANT") may sell all or any part of that number of shares equal to the product obtained by multiplying
(i) the aggregate number of Equity Securities covered by the Notice by (ii) a fraction the numerator of which is the number of shares of stock owned by such Participant at the time of the sale or transfer and the denominator of which is the total number of shares of Common Stock owned by such Selling Holder and the number of shares of stock (on an as-if-converted to Common Stock basis) owned by such electing Participants at the time of the sale or transfer.

                  (d) Each Participant shall effect its participation in the sale by promptly delivering to the Selling Holder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:


                                       5.

                           (i) the type and number of shares of Common Stock
which such Participant elects to sell; or

                           (ii) that number of shares of Preferred Stock which
is at such time convertible into the number of shares of Common Stock which such Participant elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Preferred Stock in lieu of Common Stock, such Participant shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in Section 2.3(d)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

                  (e) The stock certificate or certificates that the Participant delivers to such Selling Holder pursuant to Section 2.3(d) shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Notice, and such Selling Holder shall concurrently therewith remit to such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participant exercising its rights of co-sale hereunder, such Selling Holder shall not sell to such prospective purchaser or purchasers any Equity Securities unless and until, simultaneously with such sale, such Selling Holder shall purchase such shares or other securities from such Participant on the same terms and conditions specified in the Notice. Any prospective purchaser shall furnish the Investors with a written agreement to be bound by and comply with all provisions of Section 2.3.

                  (f) In the event that the prospective purchaser(s) purchase(s) fewer shares than set forth in the Notice, the shares sold by the Selling Holder and the Participants shall be reduced pro rata calculated pursuant to Section 2.3(c), based on the number of shares they would have been entitled to sell had the purchaser(s) purchased all the shares set forth in the Notice.

                  (g) The exercise or non-exercise of the rights of the Participants hereunder to participate in one or more sales of Equity Securities made by a Selling Holder shall not adversely affect their rights to participate in subsequent sales of Equity Securities subject to Section 2(a).

                  (h) If none of the Investors elects to participate in the sale of the Equity Securities subject to the Notice, such Selling Holder may, not later than sixty (60) days following delivery to the Company of the Notice, enter into an agreement providing for the closing of the transfer of the Equity Securities covered by the Notice within thirty (30) days of such agreement on terms and conditions not more favorable to the transferor than those described in the Notice. Any proposed transfer on terms and conditions more favorable than as described in the Notice by the Selling Holder, shall again be subject to the co-sale rights of the Investors and shall require compliance by such Selling Holder with the procedures described in this Section 2.3.

         2.4      TRANSFERS EXEMPT FROM CO-SALE RIGHT.

                  (a) Notwithstanding the foregoing, the co-sale rights of the Investors contained in Sections 2.3 and 2.5 shall not apply to any transfer or transfers by a Selling Holder which, in the aggregate, over the term of this Agreement, amount to no more than five percent (5%) of the Equity Securities held by each Selling Holder as of the date hereof, or to a transfer


                                       6.

by a Selling Holder which is (A) a partnership to any or all of its partners or former partners, (B) a corporation to its stockholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their membership interests, (D) by a trust to its beneficiaries in accordance with their interests in the trust, (E) an Investor to an affiliate of such Investor or (F) to the Selling Holder's family member or trust for the benefit of an individual Selling Holder; provided, that the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

                  (b) Notwithstanding the foregoing, the provisions of Section
2.3 shall not apply to the sale of any Equity Securities to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act.

                  (c) This Agreement is subject to, and shall in no manner limit the right which the Company may have to repurchase securities from a Selling Stockholder pursuant to any right of first refusal set forth in the Bylaws of the Company.

         2.5      PROHIBITED TRANSFERS.

                  (a) In the event that a Selling Holder should sell any Equity Securities in contravention of the co-sale rights of each Investor under this Agreement (a "PROHIBITED TRANSFER"), each Investor, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Selling Holders shall be bound by the applicable provisions of such option.

                  (b) In the event of a Prohibited Transfer, each Investor shall have the right to sell to such Selling Holder the type and number of shares of Equity Securities equal to the number of shares each Investor would have been entitled to transfer to the purchaser under Section 2.3(c) hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

                           (i) The price per share at which the shares are to be
sold to such Selling Holder shall be equal to the price per share paid by the purchaser to such Selling Holder in such Prohibited Transfer. Such Selling Holder shall also reimburse each Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor's rights under Section 2.3 and this Section 2.5.

                           (ii) Within thirty (30) business days after the date
on which an Investor received notice of the Prohibited Transfer or otherwise became aware of the Prohibited Transfer, such Investor shall, if exercising the option created hereby, deliver to the Selling Holder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                           (iii) The Selling Holder shall, upon receipt of the
certificate or certificates for the shares to be sold by an Investor, pursuant to this Section 2.5(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 4(b)(i), in cash or by other means acceptable to the Investor.


                                       7.

                           (iv) Notwithstanding the foregoing, any attempt by a
Selling Holder to transfer Equity Securities in violation of Section 2 hereof shall be voidable at the option (which option must be exercised within fifteen
(15) business days after the date on which an Investor received notice of a Prohibited Transfer) of fifty percent (50%) in interest of the Investors if the Investors do not elect to exercise the put option set forth in this Section 2.5, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of a majority in interest of the Investors.

         2.6      ASSIGNMENT OF CO-SALE RIGHTS.

                  (a) The Investors may assign their co-sale rights described herein to a subsidiary, parent, general partner, limited partner, retired partner, member, former member or other affiliated entity.

         2.7      TERMINATION OF CO-SALE RIGHTS.

                  (a) All Co-Sale Rights contained in Section 2 of this Agreement shall expire and terminate as to each Investor on the effective date of the registration statement pertaining to the Initial Offering.

3.       REGISTRATION

         3.1      DEMAND REGISTRATION.

                  (a) Subject to the conditions of this Section 3.1, if the Company shall receive a written request from the Senior Holders of more than thirty percent (30%) of the Senior Registrable Securities then outstanding on an as-converted basis (the "INITIATING HOLDERS") that the Company file a registration statement under the Securities Act covering the registration of Senior Registrable Securities having an aggregate offering price to the public of at least $15,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Senior Holders, and subject to the limitations of this Section 3.1, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Senior Registrable Securities that the Senior Holders request to be registered.

                  (b) If the Initiating Holders intend to distribute the Senior Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3.1 and the Company shall include such information in the written notice referred to in Section 3.1(a). In such event, the right of any Senior Holder to include its Senior Registrable Securities in such registration shall be conditioned upon such Senior Holder's participation in such underwriting and the inclusion of such Senior Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Senior Holder) to the extent provided herein. All Senior Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 3.1, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten, the


                                       8.

Company will include in such registration all Senior Registrable Securities requested to be included therein prior to the inclusion of any other securities (including, without limitations, any securities offered by the Company). If the underwriter advises the Company that marketing factors require a decrease in the number of Senior Registrable Securities requested to be included in such registration, then the Company shall so advise all Senior Holders of Senior Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Senior Holders of such Senior Registrable Securities on a pro rata basis based on the total number of Senior Registrable Securities held by all such Senior Holders (including Initiating Holders). If due to limitations imposed by the underwriters the Senior Holders are unable to include at least 50% of all Senior Registrable Securities requested to be included in a registration under this Section 3.1, then upon vote or written consent of a majority of the Senior Holders all Senior Registrable Securities shall be withdrawn from such underwriting. Any Senior Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                  (c) The Company shall not be required to effect a registration pursuant to this Section 3.1:

                           (i) prior to the earlier of (i) the consummation by
the Company of its Initial Offering and (ii) March 2, 2004; or

                           (ii) after the Company has filed two (2) registration
statements pursuant to this Section 3.1, and either: (A) such registration has been declared or ordered effective; or (B) the request for such registration has been subsequently withdrawn by the Initiating Holders, unless the withdrawal is based upon (1) material information concerning the Company of which the Initiating Holders were not aware at the time of such request or (2) a majority vote of the Initiating Holders pursuant to Section 3.1(b); or

                           (iii) during the period starting with the date of
filing of, and ending on the date ninety (90) days following the closing of the Company's Initial Offering; provided, that the Company makes best efforts to cause such registration statement to become effective as soon as practicable; or

                           (iv) if within thirty (30) days of receipt of a
written request from Initiating Holders pursuant to Section 3.1(a), the Company gives notice to the Senior Holders of the Company's intention to make an Initial Offering within ninety (90) days and it files a registration statement within such 90 day period; or

                           (v) if the Company shall furnish to Senior Holders
requesting a registration statement pursuant to this Section 3.1, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, that the right to delay a request hereunder or under Section 3.3(c) shall be exercised by the Company not more than once in any twelve (12) month period.


                                       9.

         3.2 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company and to offerings of securities of the Company initiated by any party exercising its demand registration rights, but excluding registration statements relating to employee benefit plans and corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after receipt of the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

         If the registration statement under which the Company gives notice under this Section 3.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 3.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated as follows:
(i) first, to the Company, (ii) second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders and (iii) third, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by the Holders, without the written consent of Holders of a majority of the Registrable Securities proposed to be sold in the offering. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The registration expenses of such withdrawn registration shall be borne by the Company in accordance with Section 3.4 hereof.

         3.3 FORM S-3 REGISTRATION. In case the Company shall receive a written request from the Holders of more than thirty percent (30%) of the Registrable Securities then outstanding on an as-converted basis that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:


                                      10.

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                  (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.3:

                           (i) if Form S-3 (or any successor or similar form) is
not available for such offering by the Holders; or

                           (ii) if the Holders, together with the holders of any
other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000; or

                           (iii) if the Company shall furnish to the Holders a
certificate signed by the Chairman of the Board of Directors of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 3.3; provided, that the right to delay a request hereunder of under Section 3.1(c)(v) shall be exercised by the Company not more than once in any twelve (12) month period, or if the Company has already effected two (2)
registrations in any twelve (12) month period on Form S-3 for the Holders pursuant to this Section 3.3, or

                           (iv) in any particular jurisdiction in which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

         3.4 REGISTRATION EXPENSES. The Company shall bear all fees and expenses incurred in connection with any registration under this Agreement, including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel to the Company, reasonable fees and disbursements of a single special counsel for the Holders, not to exceed $20,000, except that each participating Holder shall bear its proportionate share of all amounts payable to underwriters in connection with such offering for discounts and commissions. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Sections 3.1 or 3.3, the request of which has been


                                      11.

subsequently withdrawn by the Holders, unless the withdrawal is based upon material information concerning the Company of which the Holders initiating the registration request were not aware at the time of such request. If the Holders are required to pay their registration expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.

         3.5 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided, that, the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, in form and substance reasonably acceptable to the Holders with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

         3.6 TERMINATION OF REGISTRATION RIGHTS. The right of any Holder to request inclusion of Registrable Securities in any registration pursuant to this
Section 3 shall terminate when both (i) all Registrable Securities held by and issuable to such Holder (and its affiliates,


                                      12.

partners and former partners) may be sold under Rule 144 during any ninety (90) day period and (ii) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act.

         3.7      FURNISH INFORMATION.

                  (a) The selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be legally required to effect the registration of their Registrable Securities; provided that the if the Holders do not provide such information, then the Company has no obligation to proceed with any such registration.

                  (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 3.1 if, due to the operation of subsection 3.1(b), the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 3.1.

         3.8 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

         3.9 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 3 may be assigned by a Holder to a transferee or assignee of Registrable Securities which
(a) is a subsidiary, parent, general partner, limited partner, retired partner, member, former member, affiliate or trust beneficiaries of a Holder, (b) is a Holder's family member or trust or other entity for the benefit of an individual Holder or a family member or (c) acquires at least fifty thousand (50,000) shares of Registrable Securities (as adjusted for stock dividends, stock splits and combinations); provided, however, (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement. For all purposes under this Agreement, all shares held by the Investors or their transferees shall be aggregated with those held by their respective affiliates.

         3.10 AMENDMENT OR WAIVER OF REGISTRATION RIGHTS. Any provision of this Section 3 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding; provided, that any amendment that would alter or change the rights of the Series A Stock, the Series B Stock or the Series C Stock as set forth herein and does not apply equally to each of the Series A Stock, the Series B Stock and the Series C Stock shall require the approval of the holders of a majority of each of the Series B Stock and the Series C Stock voting separately as a class. Any amendment or waiver effected in accordance with this Section 3.10 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Agreement, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.


                                      13.

         3.11 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 3.1, 3.2 or 3.3:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors, employees, agents and affiliates and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, employee, agent, affiliate, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3.11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for inclusion in the registration statement by such Holder, partner, member, officer, employee, agent, affiliate, director, underwriter or controlling person of such Holder.

                  (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors, officers, legal counsel or any person who controls such other Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, or partner, director, officer, legal counsel or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation arises directly from and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for inclusion in the registration statement; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director,


                                      14.

officer, legal counsel, controlling person, underwriter or other Holder, or partner, officer, director, legal counsel or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 3.11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 3.11(b) exceed the net proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 3.11 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.11, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or reasonably likely differing interests between such indemnified party and any other party represented by such counsel in such proceeding.

                  (d) If the indemnification provided for in this Section 3.11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that, in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

                  (e) The obligations of the Company and Holders under this
Section 3.11 shall survive completion of any offering of Registrable Securities in a registration statement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.


                                      15.

         3.12 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public.

                  (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

                  (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

4.       COVENANTS OF THE COMPANY

         4.1      BASIC FINANCIAL INFORMATION AND REPORTING.

                  (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

                  (b) So long as an Investor (together with its affiliates or other investment companies with a common investment adviser) shall own not less than one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations and the like) (a "MAJOR INVESTOR"), as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish each such Major Investor an audited consolidated balance sheet of the Company, as at the end of such fiscal year, an audited consolidated statement of income and an audited consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles and setting forth in each case, in comparative form, the figures for the previous fiscal year, all in reasonable detail. After completion of such financial statements, Investors (other than Major Investors) will be provided a copy of such yearly audited financial statements upon request.

                  (c) The Company will furnish each Major Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five
(45) days thereafter, an unaudited consolidated balance sheet of the Company as of the end of each such quarterly period, an unaudited consolidated statement of income and an unaudited consolidated statement of cash flows of the


                                      16.

Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

                  (d) The Company will furnish each Major Investor (i) at least thirty (30) days prior to the beginning of each fiscal year an annual operating plan for such fiscal year (and as soon as available, any subsequent revisions thereto) and (ii) as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, an unaudited consolidated balance sheet of the Company as of the end of each such month and an unaudited consolidated statement of income and an unaudited consolidated statement of cash flows of the Company for such month and for the current fiscal year to date.

         4.2 INSPECTION RIGHTS. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 4.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

         4.3 CONFIDENTIALITY OF RECORDS. Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives uses, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, subsidiary, investment adviser, director, parent or affiliate of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary, investment advisor, director, parent or affiliate is advised of the confidentiality provisions of this Section 4.3.

         4.4 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

         4.5 SEC COMPLIANCE. During any time that the Company is subject to the reporting requirements of the Exchange Act, the Company shall timely file all required reports pursuant to the Exchange Act. Additionally, the Company shall make available to Investors the information contemplated by Rule 144A. At such time that any stock held by an Investor is eligible for transfer pursuant to Rule 144(k), the Company shall, upon the request of such Investor, remove any restrictive legend from the applicable stock certificate at no cost to such Investor.

         4.6 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement.


                                      17.

         4.7 DIRECTORS' LIABILITY AND INDEMNIFICATION. The Company's Restated Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.

         4.8 ADVISORY BOARD. At the discretion of the Company's Board of Directors, the Company may establish an advisory board and the members of such advisory board may receive stock options or other stock equivalents of the Company which options and stock equivalents need not vest in accordance with the provisions of Section 4.11 below.

         4.9      INDEMNIFICATION AND ADVANCEMENT.

                  (a) The Company hereby agrees to hold harmless and indemnify the Investors, the Investors' direct and indirect subsidiaries, affiliated entities and corporations, and each of their partners, members, officers, directors, employees, stockholders, agents, affiliates and representatives (collectively, referred to as the "INVESTOR INDEMNITEES") against any and all expenses (including attorneys' fees), damages, judgments, fines, amounts paid in settlements, or any other amounts that a Investor Indemnitee incurs as a result of any claim or claims made against it in connection with any threatened, pending or completed action, suit, arbitration, investigation or other proceeding arising out of, or relating to the Investors' actions in connection with any transaction undertaken in connection with this Agreement.

                  (b) The Company shall reimburse, promptly following request therefor, all reasonable expenses incurred by a Investor Indemnitee in connection with any threatened, pending or completed action, suit, arbitration, investigation or other proceeding arising out of, or relating to, the Investors' actions in connection with any transaction undertaken in connection with this Agreement, provided, however, that no Investor Indemnitee shall be entitled to reimbursement in connection with acts, conduct or omissions as to which there has been a final adjudication that such Investor Indemnitee engaged in intentional misconduct, or in knowing and culpable violation of the law.

                  (c) The Company's indemnity obligations set forth above are subject to the Investors providing prompt written notice of a claim. The Company shall control the defense of any such action and, at its discretion, may enter into a stipulation of discontinuance or settlement thereof; provided that the Company may not discontinue any action or settle any claim in a manner that does not unconditionally release the Investors without the Investors' prior written approval. The Investors shall, at the Company's expense and reasonable request, cooperate with the Company in any such defense and shall make available to the Company at the Company's expense all those persons, documents (excluding attorney/client or attorney work product materials) reasonably required by the Company in the defense of any such action. The Purchasers may, at their expense, assist in such defense.

                  (d) The Company's liability to any Investor Indemnitee under this Section 4.9 shall be limited to the amount received by the Company from such Investor Indemnitee, and the Company's aggregate cumulative liability under this Section 4.9 shall be limited to the amount received by the Company pursuant to the transactions contemplated by this Agreement.


                                      18.

         4.10 ASSIGNMENT OF COMPANY'S RIGHTS. In the event the Company elects not to exercise, in whole or in part, its right of first refusal set forth in Section 47 of the Company's Bylaws, the Company shall assign to the Investors the portion of such right that is not exercised. The Company shall notify each Investor of such assignment promptly, but in no event later than three (3) days following the Company's receipt of a notice of proposed transfer from a holder of Common Stock pursuant to Section 47 of the Company's Bylaws (the "TRANSFER NOTICE"). Each Investor shall have the right and option to purchase up to its pro rata share (as described in Section 5.1 below) of the securities subject to such assigned right of first refusal. Any purchases made by the Investor pursuant to the exercise of the foregoing right shall be made in accordance with the terms set forth in Section 47 of the Company's Bylaws and in the Transfer Notice.

         4.11 OPTION VESTING. Unless otherwise approved by the Board of Directors (including the representatives of the Investors), all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting that is no less favorable to the Company than as follows: (i) twenty-five percent (25%) of such stock shall vest at the end of the first twelve (12) months following such person's services commencement date with the Company and (ii) seventy-five percent (75%) of such stock shall vest monthly thereafter over thirty-six (36) months.

         4.12 REDEMPTION. In the event the Company shall redeem or otherwise purchase any shares of the Series A Stock, then the other holders of Preferred Stock will have the right to participate in any such redemption or purchase on a pro rata basis, subject to the same terms and conditions as the shares of Series A Stock.

         4.13 TERMINATION OF COVENANTS. All covenants of the Company contained in Section 4 of this Agreement shall expire and terminate as to each Investor on the effective date of the registration statement pertaining to the Initial Offering.

5.       PREEMPTIVE RIGHTS

         5.1 SUBSEQUENT OFFERINGS. Each Investor shall have a preemptive right to purchase up to its pro rata share of all Equity Securities that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 5.6 hereof. Each Investor's pro rata share is equal to the ratio of (A) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) of which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (B) the total number of shares of the Company's outstanding Common Stock on a fully-diluted basis (including all shares of Common Stock issued or issuable upon the exercise of outstanding options, warrants or convertible securities) immediately prior to the issuance of the Equity Securities.

         5.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have fifteen
(15) business days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of


                                      19.

Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

         5.3 ISSUANCE OF EQUITY SECURITIES TO OTHER INVESTORS. If not all of the Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Investors who do so elect and shall offer such Investors the right to acquire such unsubscribed shares. The Investors shall have five (5) business days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Investors fail to exercise in full their preemptive rights, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Investor's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Investors pursuant to Section 5.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 5.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investors in the manner provided above.

         5.4 TERMINATION OF PREEMPTIVE RIGHTS. The preemptive rights established by this Section 5 shall not apply to, and shall terminate upon, the effective date of the registration statement pertaining to an Initial Offering.

         5.5 TRANSFER OF PREEMPTIVE RIGHTS. The preemptive rights of each Investor under this Section 5 may be transferred to the same parties, subject to the same restrictions, as any transfer of registration rights pursuant to
Section 3.9.

         5.6      EXCLUDED SECURITIES. The preemptive rights established by this
Section 5 shall have no application to any of the following Equity Securities:

                  (a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) (as adjusted for stock splits, recapitalizations and the like) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors (including the Series C designee);

                  (b) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options, warrants and convertible promissory notes outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, provided, that the preemptive rights established by this Section 5 applied with respect to the initial sale or grant by the Company of such rights or agreements;

                  (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination, including up to 16,856 shares of Common Stock that may be issued in the acquisition of StrataWeb;

                  (d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;


                                      20.

                  (e) shares of Common Stock issued upon conversion of the Shares;

                  (f) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

                  (g) shares of capital stock, or other securities, or warrants, rights, options or other convertible securities (as adjusted for stock splits, stock dividends, recapitalizations and the like), issued pursuant to any equipment leasing arrangement, commercial credit arrangement or debt financing from a bank or similar financial institution;

                  (h) shares of Series C Stock issued pursuant to the Purchase Agreement; and

                  (i) warrants to purchase up to 110,148 (as adjusted for stock splits, stock dividends, recapitalizations and the like) shares of Series C Stock at an exercise price of $59.12 (as adjusted for stock splits, stock dividends, recapitalizations and the like) per share (and the shares of Common Stock issuable upon the exercise thereof).

6.       VOTING

         6.1 VOTING. The Investors and the Founder agree to hold all shares of capital stock of the Company subject to, and to vote such shares in accordance with, the provisions of this Agreement.

         6.2 ELECTION OF DIRECTORS. Each Holder hereby agrees to take all actions necessary or appropriate to call, or cause the Company and the appropriate officers and directors of the Company to call, an annual meeting (and when circumstances so require, a special meeting) of the stockholders of the Company and to vote all Shares owned or held of record by such Holder at any such meeting and at any other annual or special meeting of stockholders in favor of, or take all actions by written consent in lieu of any such meeting as may be necessary or appropriate to cause, the election as members of the Board of Directors of those individuals so designated in accordance with, and to otherwise effect the intent of, this Section 6.2.

                  (a) At each election of directors in which the holders of Common Stock, voting together as a separate class, are entitled to elect three
(3) directors of the Company pursuant to Article IV(E)(2)(e) of the Company's Restated Certificate of Incorporation, the holders of Common Stock shall vote their respective shares so as to elect three (3) designees of Gary R. Vickers.

                  (b) At each election of directors in which the Series A Holders, voting together as a separate class on an as-converted basis, are entitled to elect two (2) directors of the Company pursuant to Article IV(E)(2)(e) of the Company's Restated Certificate of Incorporation, the holders of Series A Stock shall vote their respective Shares so as to elect one (1) person designated by Anschutz Family Investment Company LLC and one (1) person designated by Sequel Limited Partnership II.

                  (c) At each election of directors in which the Series C Holders, voting together as a separate class on an as-converted basis, are entitled to elect one (1) directors of the Company pursuant to Article IV(E)(2)(e) of the Company's Restated Certificate of


                                      21.

Incorporation, the holders of Series C Stock shall vote their respective Shares so as to elect one (1) person designated by Catterton Partners IV L.P., which person shall initially be Marc Cummins.

                  (d) At each election of directors in which the holders of Common Stock and Preferred Stock, voting together as a separate class on an as-converted basis, are entitled to elect directors, the holders of Common Stock and Preferred Stock shall vote their respective shares so as to elect persons who are mutually acceptable to all the existing members of the Board of Directors; provided, that if such existing members of the Board of Directors are unable to agree on the designees, then the holders of Common Stock and Preferred Stock shall vote their respective shares so as to elect at least one (1) person designated by Gary R. Vickers.

         6.3 BOARD OF DIRECTORS OF SUBSIDIARIES. Upon the request of the Series C Designee, the Company shall cause the Series C Designee to be appointed to the Board of Directors of each or any of the Company's subsidiaries.

         6.4      TERMINATION OF VOTING PROVISIONS. The provisions of this
Section 6 shall expire and terminate as to each Series A Holder and Series B Holder and Founder on the effective date of the registration statement pertaining to the Initial Offering and as to each Series C Holder on the effective date of the registration statement pertaining to the Company's Qualified Public Offering (as defined in the Company's Restated Certificate of Incorporation).

7.       MISCELLANEOUS

         7.1 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado without regard to its conflict-of-laws rules; provided, however, that all matters of corporate law shall be governed by Delaware General Corporation Law.

         7.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         7.3 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         7.4      AMENDMENT AND WAIVER.

                  (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of a majority of the Registrable Securities; provided, that no such amendment or modification which applies


                                      22.

specifically to an Investor's or Founder's right to designate a member of the Board of Directors as set forth in Section 6 shall be binding on such Investor or Founder, as applicable, without a written instrument signed by such Investor or Founder, as applicable; and further provided, that any amendment that would alter or change the rights of the Series A Stock, the Series B Stock or the Series C Stock as set forth herein and does not apply pari passu to each of the Series A Stock, the Series B Stock and the Series C Stock shall require the approval of the holders of a majority of each of the Series B Stock and the Series C Stock voting separately as a class.

                  (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of a majority of the Registrable Securities; provided, that no such waiver which applies specifically to an Investor's or Founder's right to designate a member of the Board of Directors as set forth in
Section 6 shall be binding on such Investor or Founder, as applicable, without a written instrument signed by such Investor or Founder, as applicable.

         7.5 NOTICES, ETC. All notices required or permitted hereunder shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address set forth on the signature pages hereto or Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

         7.6 ATTORNEYS' FEES. If legal action is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any rights of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         7.7 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         7.8 COMPLETE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, between the parties hereto with regard to the subject matter hereof.

         7.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         7.10 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the


                                      23.

transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         7.11 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

         7.12 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


                                      24.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:                                     INVESTORS:

                                             /s/
THE PETROLEUM PLACE, INC.                    -----------------------------------
7900 East Union Avenue, Suite 1100
Denver, CO  80237

By: /s/ Gary R. Vickers                      By:
   ---------------------------------------      --------------------------------
   Gary R. Vickers
   President and Chief Executive Officer     Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

             THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                    EXHIBIT A

                            THE PETROLEUM PLACE, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

NAME AND ADDRESS                                                 Energetic Investors LLC
----------------                                                 Feldman Sherb Ehrlich & Co., P.C.
                                                                 805 Third Avenue
SERIES A PREFERRED HOLDERS                                       New York, NY  10022-7513
Vickers Energy Services, LLC                                     Attn:  Jay R. Horowitz
7900 East Union Avenue, Suite 1100
Denver, CO  80237                                                SERIES B PREFERRED HOLDERS
                                                                 Kenneth R. Olive, Jr.
KERS & Co.                                                       2410 Pleasant Creek Dr.
Polo Club Office Park                                            Kingwood, Texas 22345
1223 N. Rock Road
Building H, Suite 100                                            Allan C. King
Wichita, KS  67206                                               800 Bering Drive, Suite 305
Attention:  Thomas Triplett                                      Houston, Texas 77057

Vickers O&G.com, L.P.                                            Allan G. King
8480 E. Orchard Road                                             705 Camelot Lane
Suite 6100                                                       Houston, Texas 77024
Greenwood Village, CO  80111
Attention:  Jack A. Vickers                                      Duane H. King
                                                                 9821 Katy Freeway, Suite 800
Anschutz Family Investment Company LLC                           Houston, Texas 77024
555 17th Street
Suite 2400                                                       Gwendolyn King Kinney
Denver, CO 80202                                                 800 Bering Drive, Suite 305
Attention:  Scott Carpenter                                      Houston, Texas 77057

A.C.E. Investment Partnership                                    David R. King
555 17th Street                                                  1802 Forest Trail
Suite 2400                                                       Austin, Texas 78703
Denver, CO 80202
Attention:  Scott Carpenter                                      Robert E. Zimmerman, Jr.
                                                                 1616 S. Voss, Suite 830
Sequel Limited Partnership II                                    Houston, Texas 77057
4430 Arapahoe Avenue
Suite 220                                                        R.E. Zimmerman
Boulder, CO  80303                                               5005 Woodway, Suite 300
Attention:  Tom Washing                                          Houston, Texas 77056

Greenwood Gulch Ventures, LLC                                    Michael W. O'Shaughnessy
7367 Shoreham Drive                                              P.O. Box 29
Castle Rock, CO  80104                                           Denver, Colorado 80201
Attn:  Donald D. Rosenkrans, Jr.


SERIES C PREFERRED HOLDERS                                  Damac Investors (XVI) Inc.
                                                            Craiguir Chambers, P.O. Box 71
Anschutz Family Investment Company LLC                      Road Town, Tortola
555 17th Street                                             British Virginia Island
Suite 2400
Denver, CO 80202                                            W. Greg Osborn
Attention:  Scott Carpenter                                 3201 Ash Street
                                                            Palo Alto, CA 94306
A.C.E. Investment Partnership                               Tel: (650) 493-5310
555 17th Street
Suite 2400                                                  Howard E. Dallmar
Denver, CO 80202                                            1390 Garden Lane
Attention:  Scott Carpenter                                 Menlo Park, CA 94025
                                                            Tel: (650) 323-8317
Channel P2, LLC
Nine Greenwich Office Park                                  J. Walter Hoskins
Greenwich, CT 06830                                         6184 Franciscan Way
                                                            San Jose, CA 9512
Channel P2 Group, LLC                                       Tel: (408) 997-1880
Nine Greenwich Office Park
Greenwich, CT 06830                                         Founders III, LLC
                                                            711 Fifth Avenue, 14th Floor
PCG Ventures LLC                                            New York, NY 10022
45 West 67th Street, 31st Floor
New York, NY 10023                                          The Goldman Sachs Group, Inc.
                                                            85 Broad Street, 19th Floor
Cornerstone Ventures, LP                                    New York, NY 10004
11001 West 120th Avenue, Suite 310
Broomfield, CO 80021                                        Seligman Communications and Information
                                                            Fund, Inc.
BV Ventures, Ltd                                            100 Park Avenue, Seventh Floor
11001 West 120th Avenue, Suite 310                          New York, NY 10017
Broomfield, CO 80021
                                                            Seligman New Technologies Fund, Inc.
Damac Technology Partners, LP                               100 Park Avenue, Seventh Floor
P.O. Box 309                                                New York, NY 10017
Ugland House
South Church Street, George Town                            Seligman Investment Opportunities (Master)
Grand Cayman, Cayman Island                                 Fund- NTV Portfolio
                                                            100 Park Avenue, Seventh Floor
Damac Investors (XV) Inc.                                   New York, NY 10017
Craiguir Chambers, P.O. Box 71
Road Town, Tortola                                          NIG-Petro, Ltd.
British Virginia Island                                     299 Park Avenue
                                                            New York, NY 10171-0023


NeoCarta Ventures, L.P.                                          Wasserstein Adelson Ventures
Two Embarcadero Center, Suite 460                                31 West 52nd Street, 27th Floor
San Francisco, CA 94111                                          New York, NY 10019

NeoCarta Scout Fund, L.L.C.                                      Ronald Emerick
Two Embarcadero Center, Suite 460                                Two Embarcadero Center, Suite 2320
San Francisco, CA 94111                                          San Francisco, CA 94111

Partech U.S. Partners IV LLC                                     Richard P. Kiphart
50 California Street, Suite 3200                                 Two Embarcadero Center, Suite 2320
San Francisco, CA 94111                                          San Francisco, CA 94111

Axa U.S. Growth Fund LLC                                         WB Internet Fund 2000, LLC
50 California Street, Suite 3200                                 Two Embarcadero Center, Suite 2320
San Francisco, CA 94111                                          San Francisco, CA 94111

Parallel Capital I LLC                                           WB Internet Fund 2000 QP, LLC
50 California Street, Suite 3200                                 Two Embarcadero Center, Suite 2320
San Francisco, CA 94111                                          San Francisco, CA 94111

Parallel Capital II LLC                                          Winfield Capital Corp.
50 California Street, Suite 3200                                 237 Mamaroneck Avenue
San Francisco, CA 94111                                          White Plains, NY 10605

Double Black Diamond II LLC                                      Byron Trott
50 California Street, Suite 3200                                 [Address]
San Francisco, CA 94111

45th Parallel LLC                                                Eric P. Grubman
50 California Street, Suite 3200                                 120 Hobart Avenue
San Francisco, CA 94111                                          Summit, NJ 07901

Sequel Limited Partnership II                                    David M. Leuschen
4430 Arapahoe Avenue                                             146 Central Park West
Suite 220                                                        New York, NY 10023
Boulder, CO  80303
Attention:  Tom Washing                                          Pierre Lapeyre
                                                                 160 Park Avenue, #34
Sequel Entrepreneurs' Fund II LP                                 New York, NY 10128
4430 Arapahoe Avenue
Suite 220                                                        Doug McKensie
Boulder, CO  80303                                               152 Indian Head Road
Attention:  Tom Washing                                          Riverside, CT 06878

                                       A-3